UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2013

FREEBUTTON, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54009 (Commission File Number)	20-5982715 (I.R.S. Employer Identification No.)

545 Second Street, #4

Encinitas, CA 92024

(Address of principal executive offices)

(760) 487-7772
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

On August 1, 2013, FreeButton, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission. This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Initial 8-K filed by the Company in connection with its acquisition of the assets MediaRhythm Group, Inc. (“Media Rhythm”). The Initial 8-K stated that the required financial statements and pro forma financial information related to Media Rhythm would be filed by an amendment to the Initial 8-K. This Amendment No. 1 amends and supplements the Initial 8-K to provide certain financial statements and pro forma financial information as required by Items 9.01(a) and (b) of Form 8-K. No other amendments are being made to the Initial 8-K by this Amendment No. 1. This Amendment No. 1 should be read in connection with the Initial 8-K, which provides a more complete description of the acquisition of the assets of Media Rhythm.

Item 9.01 Financial Statement and Exhibits

(a)	Financial Statements of Business Acquired.

The audited financial statements and the notes thereto of Media Rhythm as of December 31, 2012 and 2011, and the independent registered public accounting firm’s report related thereto, are attached hereto as Exhibit 99.2.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheets of the Company as of June 30, 2013 and December 31, 2012, which give effect to the acquisition of the assets Media Rhythm, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012, which give effect to the acquisition of the assets Media Rhythm, are attached hereto as Exhibit 99.3.

(d)	Exhibits

99.2	The audited financial statements of Media Rhythm as of December 31, 2012 and 2011.
99.3	The unaudited pro forma condensed combined balance sheet as of June 30, 2013 and December 31, 2012 and the unaudited condensed consolidated pro forma statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2014

FREEBUTTON, INC.

By: /s/ James Edward Lynch, Jr.
James Edward Lynch, Jr.
President and Chief Executive Officer